Exhibit 10.1

THIRD AMENDMENT
TO THE
CONSTELLATION BRANDS, INC.
2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Constellation Brands, Inc. (the “Company”) maintains the Constellation Brands, Inc. 2005 Supplemental Executive Retirement Plan (the “SERP”), for the benefit of eligible employees of the Company and its affiliates; and

WHEREAS, the Company desires to amend the SERP to freeze participation in and future contributions to the SERP, to continue to credit participant balances resulting from investment gains and losses, and to distribute such amounts pursuant to the terms of the SERP, such changes to become effective as of December 31, 2018; and

WHEREAS, under Section 4.1 of the Constellation SERP, the Human Resources Committee of the Board of Directors of the Company (the “Committee”) is authorized to amend the SERP, and the Committee has determined that amendment of the SERP now is necessary and desirable;

NOW, THEREFORE, pursuant to the power reserved to the Committee under Section 4.1 of the SERP, the SERP is hereby amended, in the following particulars:

1.	By adding the following sentence to the end of Section 2.1:

Notwithstanding the foregoing, Participation in the SERP shall be frozen effective December 31, 2018.

2.	By adding the following sentence to the end of Section 2.3:

Notwithstanding the foregoing, no annual Benefit Credits will be contributed to the SERP for service after December 31, 2018.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, on behalf of the Company, the undersigned officer has executed this amendment this 3rd day of October, 2018.

Date: October 3, 2018	CONSTELLATION BRANDS, INC.

	By:	/s/Jeffrey Viviano
	Name:	Jeffrey Viviano
	Title:	Vice President, Compensation and Benefits